UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	001-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

MasTec, Inc., a Florida corporation (the “Company”) today announced that it has received a consent from the bank group under its senior secured credit facility (the “Bank Group”) to delay delivery of its annual audited financial statements for the fiscal year ended December 31, 2014 and its quarterly financial statements for the fiscal quarter ending March 31, 2015. Under the terms of the consent, the Bank Group has extended the deadline for such delivery requirements to June 1, 2015.

Additionally, the Company also announced that it has commenced a consent solicitation (the “Consent Solicitation”) in connection with its $400 million in aggregate principal amount of its 4.875% Senior Notes due March 15, 2023 (the “Notes”). As described more fully in the Consent Solicitation Statement, dated March 31, 2015 (the “Statement”), the purpose of the Consent Solicitation is to amend the fifth supplemental indenture, which forms part of the indenture dated as of June 5, 2009, among the Company, the guarantors named therein and the Trustee (the “Indenture”), pursuant to which the Notes were issued so that (i) (a) the dates for the filing and delivery to the Trustee of any applicable reports and other information required to be filed by the Company under Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the “SEC Required Information”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Q1 2015 Form 10-Q”), under the Indenture will be extended to August 1, 2015 (the “Initial Reporting Extension Date”) and (b) if the Company, in its sole discretion, pays the Second Consent Payment (as defined below) on or before August 1, 2015, the dates for the filing and delivery to the Trustee of any applicable SEC Required Information, including, but not limited to, the 2014 Form 10-K, the Q1 2015 Form 10-Q and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, under the Indenture will be extended to November 1, 2015 (the “Second Reporting Extension Date”; the Initial Reporting Extension Date and Second Reporting Extension Date are each a “Reporting Extension Date”), (ii) the delivery of any Officers’ Certificates detailing any defaults or non-compliance relating to the delayed filing and delivery of any applicable SEC Required Information is not required through the applicable Reporting Extension Date, (iii) the Holders (as defined below) release and waive any default, breach or non-compliance by the Company, the Guarantors and their subsidiaries arising from the failure to timely file or deliver any applicable SEC Required Information and to timely deliver any Officers’ Certificates detailing any defaults or non-compliance relating to the delayed filing and delivery of any applicable SEC Required Information to the Trustee prior to the applicable Reporting Extension Date and (iv) the Company would be permitted to notify the Holders of the effectiveness of any amendments to the Indenture, including those made by the Supplemental Indenture (as defined below) giving effect to the Proposed Amendments, by press release rather than direct mail (collectively, the “Proposed Amendments”). Approval of the Proposed Amendments requires the consent of Holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”).

The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on April 10, 2015, unless extended or earlier terminated by the Company in its sole discretion (the “Expiration Time”). Holders of record as of 5:00 p.m., New York City time, on March 30, 2015 (“Holders”) who validly deliver (and do not validly revoke) consents in respect of Notes to the Proposed Amendments in the manner described in the Statement will be entitled to receive, subject to the terms and conditions set forth in the Statement, consent consideration equal to $2.50 per $1,000 principal amount of Notes with respect to which consents were validly delivered (and not validly revoked) (the “Initial Consent Payment”). Pursuant to the terms of the Consent Solicitation, an additional $2.50 per $1,000 principal amount of such Notes with respect to which consents were validly delivered (and not validly revoked) (the “Second Consent Payment” and, together with the Initial Consent Payment, the “Consent Payments”) will be paid to such Holders in the Company’s sole discretion on or before August 1, 2015 if the Company desires to obtain the benefit of the Second Reporting Extension Date. Consents validly delivered (and not validly revoked) after the Acceptance Time (as defined below) but on or prior to the Expiration Time will still be entitled to receive the applicable Consent Payments. Upon or promptly following receipt of the Requisite Consents, the Company intends to enter into the Supplemental Indenture (the “Supplemental Indenture”) to the Indenture governing the Notes (the date and time of execution and delivery by the Company, the “Acceptance Time”), which will give effect to the Proposed Amendments. Consents may not be revoked after the Acceptance Time. If the Requisite Consents are obtained and the Initial Consent Payment is paid, non-consenting Holders will be bound by the Proposed Amendments but will not be entitled to receive the Consent Payments.

Payment of the Consent Payments is subject to the satisfaction or waiver of certain conditions that are set forth in the Statement, including, without limitation, (i) the receipt of the Requisite Consents (which condition may not be waived) and (ii) satisfaction or waiver by the Company of the General Conditions (as defined in the Statement), in each case, as further described in the Statement.

A more comprehensive description of the Consent Solicitation can be found in the Statement and the related Consent Form (together, the “Solicitation Documents”).

Morgan Stanley & Co. LLC is the Solicitation Agent for the Consent Solicitation. Persons with questions regarding the Consent Solicitation should contact the Solicitation Agent at (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Requests for copies of the Solicitation Documents and other related materials should be directed to D.F. King & Co., Inc., the Information and Tabulation Agent for the Consent Solicitation, at (212) 269-5550 (banks and brokers) or (866) 796-7179 (toll-free).

The Company’s obligation to pay the Consent Payments are set forth solely in the Solicitation Documents. This Current Report on Form 8-K (this “Report”) is neither an offer to purchase nor a solicitation of an offer to sell any securities. This Report is for informational purposes only and the Consent Solicitation is being made only by, and pursuant to the terms of, the Solicitation Documents. None of the Company, the Solicitation Agent or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should deliver consents in connection with the Consent Solicitation.

Each Holder must make its own decision as to whether to give its consent to the Proposed Amendments. The Consent Solicitation is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitation is required to be made by a licensed broker or dealer, it shall be deemed to be made by the Solicitation Agent on behalf of the Company. Subject to applicable law, the Company may amend, extend, withdraw or terminate the Consent Solicitation in its sole discretion.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: March 31, 2015	By:	/s/ Alberto de Cardenas
	Name:	Alberto de Cardenas
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 31, 2015